Exhibit 10.60

FIRST AMENDMENT

TO THE

BOSTON PROPERTIES, INC.

1999 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

The Boston Properties, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) is hereby amended as follows:

1.	Section 7 is hereby amended by deleting the first sentence thereof in its entirety and substituting therefor the following sentence:

“If a Participant is an Eligible Employee through the end of a Purchase Period, the balance which remains credited to his or her Account at the end of such Purchase Period automatically shall be applied in full to purchase Stock as of the next business day following the end of such Purchase Period at the Purchase Price for such Stock for such Purchase Period.”

2.	Except as so amended, the Plan in all other respects, is hereby confirmed.

Executed this 17th day of August,1999.

BOSTON PROPERTIES, INC.

By:	/s/ Robert E. Burke